Exhibit 10(e)(6)

SIXTH AMENDMENT TO INDUSTRIAL LEASE
10400 Trademark Street, Rancho Cucamonga, CA 91730

The terms of that industrial lease dated March 18, 1991 originally between Rancho Cucamonga Business Park as Lessor and U.S. Alcohol Testing of America as Lessee and subsequently by and between Substance Abuse Technologies, Inc. (formerly U.S. Alcohol Testing of America) as Lessee and The Realty Trust
(TRT) as Lessor is amended as follows:

Substance Abuse Technologies (SAT) previously rejected the then existing lease under authority of bankruptcy proceedings.

U.S. Drug Testing, Inc. (USDT), formerly a subsidiary of Substance Abuse Technologies, continued occupancy of the premises at 10400 Trademark Street under the terms of the FOURTH AMENDMENT TO INDUSTRIAL LEASE executed by the parties in November 1997. U.S. Drug Testing, Inc. changed its name to LIFEPOINT, INC. and executed the FIFTH AMENDMENT TO INDUSTRIAL LEASE in August 1998 the term of which was to expire on March 31, 2000.

This SIXTH AMENDMENT TO INDUSTRIAL LEASE extends the term of the lease for an additional two (2) years, to expire on March 31, 2002. Commencing March 1, 1999 and terminating on March 31, 2002, the monthly rental for 10400 Trademark Street shall be $6,000.00 per month.

At least 90 days before the lease termination date of March 31, 2002, LIFEPOINT shall give TRT notice of its intention to terminate. Any holdover by LIFEPOINT must be agreed to in writing by The Realty Trust. In the event of an agreed holdover the lease shall continue from month to month and either party may terminate the lease by giving the other party a 90 day written notice of termination.

The terms and conditions of the original lease dated March 18, 1991 and its addendum and amendments shall remain in full force and effect except that LIFEPOINT shall occupy only the premises at 10400 Trademark Street and shall pay only 1/2 of the total real estate taxes, insurance, landscaping and exterior maintenance charges levied against the entire building.

This Sixth Amendment is executed in two (2) originals. One original shall be held by the Lessor, The Realty Trust, and one original shall be held by the Lessee, LIFEPOINT, Inc.

Dated: March 30, 1999

LIFEPOINT, INC.                                         THE REALTY TRUST

By:  /s/Linda H. Masterson                              By:  /s/Simi Dabah
Linda H. Masterson, President                           Simi Dabah, Trustee